UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ONFOLIO HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

ONFOLIO HOLDINGS, INC.

107 North Orange Street, 4th Floor

Wilmington, Delaware, 19801

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 A.M. Eastern Time on February [●], 2026

January [●], 2026

NOTICE IS HEREBY GIVEN that the 2025 Special Meeting of Stockholders (the “Special Meeting”) of Onfolio Holdings Inc. (the “Company”) will be held on February [●], 2026, at 10:00 A.M. Eastern Time, which will be conducted exclusively online via live webcast at [●]. To participate in the Special Meeting, you must pre-register at [●] by [●] A.M. Eastern Time, on January [●], 2026.  The formal notice of the Special Meeting appears on the following page, and is being held for the following purposes:

(1) to grant discretionary authority to the Company’s board of directors (“the Board”) to (i) amend the Company’s certificate of incorporation, as amended, (the “Certificate of Incorporation”) to effect one or more reverse stock splits of all outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), by a ratio in the range of one-for-five (1-for-5) to one-for-fifty (1-for-50), to be determined by the Board of Directors (the “Board”) at its sole discretion; and (ii) effect such reverse stock splits, if any, within one year of the date the proposal is approved by stockholders (the “Reverse Stock Splits Proposal”);

(2) to approve, for purposes of Marketplace Rule 5635(d) (collectively, the “Nasdaq Rules”) of the Nasdaq Stock Market LLC (“Nasdaq”), the issuance of more than 19.99% of our outstanding shares of Common Stock, issuable upon conversion of all Convertible Promissory Notes (the Notes) issuable pursuant to that certain Securities Purchase Agreement by and between the Company and certain purchasers, entered into as of November 17, 2025, without regard to any limitations on conversion set forth in Notes, at an average price that is less than the “Minimum Price” (as defined under Nasdaq rules)  (the “Notes Proposal”);

(3) to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Split Proposal, the Notes Proposal, and the Authorized Share Increase Proposal (as defined below) if there are not sufficient votes at the Special Meeting to approve and adopt the Reverse Stock Split Proposal the Notes Proposal, and the Authorized Share Increase Proposal (the “Adjournment Proposal”);

(4) to approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 300,000,000 shares in order to ensure that the Company has a sufficient number of authorized but unissued shares available for the purposes described herein (the “Authorized Share Increase Proposal”); and

(5) to consider and transact such other business as may be properly brought before the Special Meeting and any adjournments thereof.

The Proxy Statement accompanying this notice describes each of these items of business in detail. The Board has fixed the close of business on January 22, 2026, as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements of the Special meeting. Accordingly, only stockholders of record at the close of business on January 22, 2026 are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements of the Special Meeting.

Your vote is important. Whether or not you expect to attend the Special Meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return the proxy card so that your shares may be represented at the meeting.

January [●], 2026	By Order of the Board of Directors,

/s/ Dominic Wells
Dominic Wells
Director and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY [●], 2026.

The proxy statement is available at [●].

Whether or not you expect to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your proxy card, to vote by one of the following methods: 1) over the internet at [●], 2) by telephone by calling the toll-free number [●], or 3) by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

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ONFOLIO HOLDINGS INC.

1007 North Orange Street, 4th Floor

Wilmington, Delaware 19801

PROXY STATEMENT

ABOUT THE MEETING

Why am I receiving this Proxy Statement?

This Proxy Statement contains information related to the solicitation of proxies for use at our 2025 Special Meeting of Stockholders, to be held on February [●], 2026, at 10:00 A.M. Eastern Time, including at any adjournments or postponements of the special meeting, via live webcast at [●], for the purposes stated in the accompanying Notice of Special Meeting of Stockholders. This solicitation is made by our Board of Directors (also referred to as the “Board” in this Proxy Statement) on behalf of Onfolio Holdings, Inc. In this Proxy Statement, the terms “we,” “our,” “us” and the “Company” refer to Onfolio Holdings, Inc. You are invited to attend the Special Meeting and vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending to our stockholders of record as of the close of business on January 22, 2026, a Notice of Internet Availability of Proxy Materials (the “Notice”) relating to our Special Meeting of Stockholders. All stockholders of record will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about January [●], 2026, we intend to make this Proxy Statement and accompanying form of proxy card available on the Internet and to mail the Notice to all stockholders entitled to vote at the Special Meeting. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Special Meeting who have properly requested paper copies of such materials, within three business days of the receipt of such request.

The Notice, this Proxy Statement and the accompanying form of proxy card are available at [●]. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

How do I attend the Special Meeting?

The Special Meeting will be held on February [●], 2026 at 10:00 A.M. Eastern Time conducted exclusively online via live webcast at [●]. Information on how to vote in person at the Special Meeting is discussed below.

What am I being asked to vote on?

You are being asked to vote on the following proposals (collectively, the “Proposals”):

•	Proposal 1 (Reverse Stock Splits Proposal): To grant discretionary authority to the Company’s Board (i) to amend the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”) to effect one or more reverse stock splits of all outstanding shares of Common Stock, by a ratio in the range of one-for-five (1-for-5) to one-for-forty (1-for-50), to be determined in the Board’s sole discretion; and (ii) effect such reverse stock splits, if any, within one year of the date the proposal is approved by stockholders.

•	Proposal 2 (Notes Proposal): To approve, for purposes of Marketplace Rule (collectively, the “Nasdaq Rules”) 5635(d) of the Nasdaq Stock Market LLC (“Nasdaq”), the issuance of more than 19.99% of our outstanding shares of Common Stock, issuable upon conversion of all Convertible Promissory Notes (the Notes) issuable pursuant to that certain securities purchase agreement by and between the Company and certain purchasers, entered into as of November 17, 2025, without regard to any limitations on conversion set forth in Notes, at an average price that is less than the “Minimum Price” (as defined under Nasdaq rules) (the “Notes Proposal”).

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•	Proposal 3 (Adjournment Proposal): To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Split Proposal and the Notes Proposal if there are not sufficient votes at the Special Meeting to approve and adopt the Reverse Stock Split Proposal and/or the Notes Proposal.

•	Proposal 4 (Authorized Share Increase Proposal): To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 300,000,000 shares in order to ensure that the Company has a sufficient number of authorized but unissued shares available for the purposes described herein.

•	To transact any other business that may properly come before the Special Meeting or any adjournment(s) or postponements of the Special Meeting.

What are the Board’s voting recommendations?

The Board recommends that you vote as follows:

•	Proposal 1 (Reverse Stock Splits Proposal): “FOR” the Reverse Stock Splits Proposal;

•	Proposal 2 (Notes Proposal): “FOR” the Notes Proposal;

•	Proposal 3 (Adjournment Proposal): “FOR” the Adjournment Proposal.

•	Proposal 4 (Authorized Share Increase Proposal): “FOR” the Authorized Share Increase Proposal.

Who is entitled to vote at the Special Meeting?

Holders of record of our Common Stock, as of the close of business on January 22, 2026, the record date for the Special Meeting (the “Record Date”), are entitled to receive notice of the Special Meeting. Holders of record of shares of Common Stock have the right to vote on all matters brought before the Special Meeting.

As of the Record Date, there were 5,868,165 shares of Common Stock issued and outstanding.

What are the voting rights of stockholders?

Each share of our Common Stock outstanding as of the Record Date, is entitled to receive notice of the Special Meeting and to one vote per share on all matters properly brought before the Special Meeting.

No dissenters’ rights are provided under the Delaware General Corporation Law, our Certificate of Incorporation or our Bylaws (the “Bylaws”) with respect to any of the proposals described in this Proxy Statement.

Who can attend the Special Meeting?

All holders of our Common Stock at the close of business on the Record Date, or their duly appointed proxies, are authorized to attend the Special Meeting. Stockholders may attend the Special Meeting on February [●], 2026 via live webcast at [●].

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•	Stockholder of record. If your shares are registered directly in your name with our transfer agent, VStock Transfer LLC (our “Transfer Agent”), you are considered the stockholder of record of those shares and the Notice is being sent directly to you by us.

•	Beneficial owner of shares held in street name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote your shares and are also invited to attend the Special Meeting.

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What will constitute a quorum at the Special Meeting?

A quorum is the minimum number of shares required to be present or represented by proxy at the Special Meeting to properly hold a meeting of stockholders and conduct business under our Bylaws and Delaware law. The presence at the meeting, or by proxy, of the holders of thirty three and one-third percent (33.33%) of the outstanding shares of stock entitled to vote at the Special Meeting on the Record Date will constitute a quorum, permitting our stockholders to conduct business at the Special Meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. As of the Record Date, there were 5,868,165 shares of our Common Stock outstanding.

If a quorum is not present to transact business at the Special Meeting, the Special Meeting may be adjourned, from time to time, either by the chairman of the meeting or by vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting, but no other business shall be transacted at such meeting.

If we do not receive sufficient votes in favor of the proposals by the date of the Special Meeting, the Special meeting may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

What are broker non-votes?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the Special Meeting. If you do not give your broker or other nominee voting instructions with respect to Proposal 1 (Reverse Stock Splits Proposal), Proposal 2 (Notes Proposal), Proposal 3 (Adjournment Proposal), or Proposal 4 (Authorized Share Increase Proposal) your broker or other nominee will not be able to vote on that proposal.

How many votes are needed for the proposals to pass?

The proposals to be voted on at the Special Meeting have the following voting requirements:

•	Proposal 1 (Reverse Stock Splits Proposal): The Reverse Stock Splits Proposal requires the affirmative vote of the majority of votes cast once a quorum has been established. For purposes of the Reverse Stock Splits Proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

•	Proposal 2 (Notes Proposal): The Notes Proposal requires the affirmative vote of the majority of votes cast once a quorum has been established. For purposes of the Notes Proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

•	Proposal 3 (Adjournment Proposal): The affirmative vote of a majority of the votes cast by shares of Common Stock entitled to vote on this proposal is required to approve the Adjournment Proposal.

•	Proposal 4 (Authorized Share Increase Proposal): The Authorized Share Increase Proposal requires the affirmative vote of a majority of the votes cast once a quorum has been established. For purposes of the Authorized Share Increase Proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

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This means that the Proposals could each be approved by the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock.

Will any other matters be voted on?

As of the date of this Proxy Statement, we are not aware of any matters that will come before the Special Meeting other than those disclosed in this Proxy Statement. If any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy card will vote the shares represented by the proxies on the other matters in the manner recommended by the Board, or, if no such recommendation is given, in the discretion of the proxy holders.

How do I vote?

For the matters to be voted on, you may vote “For” or “Against” or abstain from voting.

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Stockholders of record: If your shares are registered directly in your name with our transfer agent, VStock Transfer LLC, as of the Record Date, you may submit your proxy by U.S. mail, Internet or telephone by following the instructions in the Notice. If you requested a paper copy of the proxy materials, you also may submit your completed proxy card by mail by following the instructions included with your proxy card. The deadline for submitting your vote by Internet or telephone is 11:59 p.m. Eastern Time on February [●], 2026, which is the day before the virtual Special Meeting. The designated proxy holders named in the proxy card will vote according to your instructions.

To vote in person, come to the Special Meeting and we will give you a ballot when you arrive.

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Beneficial owner of shares held in street name: If you are a street name or beneficial stockholder because your shares are held in a brokerage account or by a bank or other nominee, your broker or nominee firm will provide you with the Notice. Follow the instructions on the Notice to access our proxy materials and vote by Internet or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, the materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares.

If you sign and submit your proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified above under “What are the Board’s voting recommendations?” and in accordance with the discretion of the proxy holders with respect to any other matters that may be voted upon at the Special Meeting.

If I plan to attend the Special Meeting in person, should I still vote by proxy?

Yes. Voting in advance does not affect your right to attend the Special Meeting. If you send in your proxy card and also attend the Special Meeting in person, you do not need to vote again at the Special Meeting unless you want to change your vote.

How are proxy card votes counted?

If the proxy card is properly signed and returned to us, and not subsequently revoked, it will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote: “FOR” the Reverse Stock Splits Proposal, “FOR” the Notes Proposal, and “FOR” the Adjournment Proposal; and as recommended by our Board with regard to any other matters that may properly come before the Special Meeting, or, if no such recommendation is given, in their own discretion.

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May I revoke my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy and change your vote at any time before the taking of the vote at the Special Meeting by (i) filing with our Secretary a written notice of revocation or a duly executed proxy bearing a later date or (ii) voting during the Special Meeting.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies, including preparation and mailing of the Notice, preparation and assembly of this Proxy Statement and the proxy card, coordination of the Internet and telephone voting process, and any additional information furnished to you by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of shares of our Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by Internet and mail may be supplemented by telephone, facsimile, or personal solicitation by our directors, officers or other regular employees.

You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

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PRINCIPAL STOCKHOLDERS

The following table sets forth, as of January 22, 2026, information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 5,868,165 shares of Common Stock outstanding as of January 22, 2026. The percentage ownership information shown in the table excludes (i) [6,935,682] shares of Common Stock to be issued upon exercise of outstanding warrants, and (ii) up to an aggregate of 6,122,449 shares of Common Stock issuable upon conversion of all outstanding Notes.

Beneficial ownership is determined according to the rules of the U.S. Securities and Exchange Commission (the “SEC”) and generally means that a holder has beneficial ownership of a security if such holder possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock within sixty (60) days of January 22, 2026. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the holders named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock held by each holder or group of holders named above, any shares of Common Stock that such holder or holders has the right to acquire within sixty (60) days of January 2, 2026 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other holder. The inclusion herein of any shares of Common Stock listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of each beneficial owner listed in the table is c/o Onfolio Holdings Inc., 1007 North Orange Street, 4th Floor, Wilmington, Delaware 19801.

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Name and Address of Beneficial Owner	Number of Shares	% of Common Stock Outstanding
Directors and Executive Officers:
Dominic Wells, CEO and Director(1)	1,716,931	27.1%
Adam Trainor, Chief Operating Officer(2)	200,000	3.3%
Andrew “A.J.” Lawrence, Director(3)	30,700	*
David McKeegan, Director(4)	30,700	*
Robert J. Lipstein, Director (5)	30,700	*
Mark Schwartz, Director(6)	30,700	-
All Directors and Executive Officers as a group (six individuals)	30,700	*
Alta Partners(8)	630,470	10.7%

* Less than 1.0%

(1)	Includes 1,240,000 shares of common stock and 476,931 immediately exercisable warrants to purchase 476,931 shares of common stock at an exercise price of $2.50.

(2)	Consists of 200,000 immediately exercisable options at an exercise price of $[1.08].

(3)	Includes 700 shares of common stock and 30,000 immediately exercisable options at an exercise price of $1.10.

(4)	Includes 700 shares of common stock and 30,000 immediately exercisable options at an exercise price of $1.10.

(5)	Includes 700 shares of common stock and 30,000 immediately exercisable options at an exercise price of $1.10.

(6)	Includes 700 shares of common stock and 30,000 immediately exercisable options at an exercise price of $1.10.

(7)	Mr. Arberman’s address is 6162 Dusenburg Road, Delray Beach, Florida 33484.

(8)	The address of Alta Partners LLC is 1205 Franklin Avenue Garden City, New York 11530.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of Section 21I of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements, including as they relate to Proposal 1, Proposal 2, and Proposal 3, include, without limitation: statements regarding new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of our management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; statements of the timing of the Reverse Stock Splits or the Issuance; statements of the potential consummation of the Reverse Stock Splits or the Issuance; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements due to a number of factors, including risks discussed in documents that we file with the SEC.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this Information Statement entitled “Additional Information,” all of which are accessible on the SEC’s website at www.sec.gov.

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PROPOSAL ONE

TO APPROVE REVERSE STOCK SPLITS OF THE COMMON STOCK

Summary

The Board has approved one or more amendments to our Certificate of Incorporation to combine the outstanding shares of our Common Stock into a lesser number of outstanding shares in one or more reverse splits (each, a “Reverse Stock Split”, and together, the “Reserve Stock Splits”).

If approved by our stockholders, this proposal would grant the Board authority to amend the Certificate of Incorporation to permit (but not require) the Board to effect one or more reverse stock splits of all outstanding shares of Common Stock by an aggregate ratio in the range of one-for-five (1-for-5) to one-for-fifty (1-for-50), with the specific ratio to be fixed within this range by the Board in its sole discretion without further stockholder approval, at any time within one (1) year of the date the proposal is approved by stockholders. We believe that enabling the Board to fix the specific ratio of the Reverse Stock Splits within the stated range will provide us with the flexibility to implement such Reverse Stock Splits in a manner designed to maximize the anticipated benefits for our stockholders.

The exact ratio of the Reverse Stock Splits will be set at a whole number within the aggregate range of one-for-five (1-for-5) to one-for-fifty (1-for-40), as determined by the Board in its sole discretion. The Board believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the Reverse Stock Splits in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining how to implement the Reverse Stock Splits, the Board may consider, among other things, factors such as:

•	the historical trading price and trading volume of shares of Common Stock;

•	the then prevailing trading price and trading volume of shares of Common Stock and the anticipated impact of the Reverse Stock Splits on the trading market for shares of Common Stock;

•	our ability to have shares of Common Stock remain listed on the Nasdaq Capital Market;

•	the number of shares of Common Stock needed to reserve for issuance upon exercise and conversion of all outstanding warrants and other convertible securities;

•	the anticipated impact of the Reverse Stock Splits on our ability to raise additional financing; and

•	prevailing general market and economic conditions.

Each Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of Delaware, or at the later time set forth in such amendment. The timing of each amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and any Reverse Stock Split if, at any time prior to the effectiveness of the filing of such amendment with the Secretary of State of Delaware, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our certificate of incorporation to affect each Reverse Stock Split is attached as Appendix A to this Proxy Statement. Any amendment to our certificate of incorporation to affect the Reverse Stock Splits will include the Reverse Stock Splits ratio fixed by the Board, within the range approved by our stockholders.

The Board will retain the authority not to effect the Reverse Stock Splits even though it has already obtained the approval to effect the Reverse Stock Splits.

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Effective Date

Unless the Board determines otherwise, each Reverse Stock Split will become effective, as of 5:00 p.m. Eastern Time on the date of filing of such certificate of amendment (the “Effective Date”). Except as explained below with respect to fractional shares, the issued and outstanding shares of Common Stock immediately prior to the Effective Date will automatically be converted, as of the Effective Date, into a lesser number of shares of Common Stock calculated in accordance with a split ratio of one-for-five (1-for-5) to one-for-forty (1-for-50), as selected by the Board and set forth in such certificate of amendment.

Purposes of the Reverse Stock Splits

The primary purpose for the Reverse Stock Splits is based on the Board’s belief that the Reverse Stock Splits will be necessary to maintain the listing of its shares of Common Stock on The Nasdaq Global Market (“Nasdaq”) pursuant to Nasdaq Listing Rule 5450(a)(1), which requires a listed Company’s common stock to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Global Market. On January 6, 2026, the Company received a letter from Nasdaq notifying the Company of its deficiency with regard to Rule 5450(a)(1). In the event that the Company does not regain compliance with Rule 5450(a)(1) prior to the expiration of the 180-day compliance period, the Company will receive written notification from Nasdaq that the Company’s securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq hearing panel. Alternatively, the Company may apply for a transfer of the listing of its securities to The Nasdaq Capital Market, provided that the Company then meets the continued listing requirements on The Nasdaq Capital Market. The Board believes that the Reverse Stock Splits could increase the bid price of its Common Stock in order to gain compliance with Rule 5450(a)(1).

The Board believes that the Reverse Stock Splits could also improve the marketability and liquidity of the Common Stock.

Improve the marketability and liquidity of the Common Stock. We also believe that the increased market price of our Common Stock expected as a result of implementing the Reverse Stock Splits will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. The Reverse Stock Splits could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our Common Stock. The Reverse Stock Splits could also help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our Common Stock may in fact be adversely affected by the Reverse Stock Splits given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Splits.

Risks of the Reverse Stock Splits

We cannot assure you that the Reverse Stock Splits will increase our stock price and have the desired effect of compliance with the Minimum Bid Price Requirement. The Board expects that the Reverse Stock Splits, if the Board deems it necessary, will increase the market price of our Common Stock so that we are able to comply with the Minimum Bid Price Requirement. However, the effect of the Reverse Stock Splits upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied.

It is possible that the per share price of our Common Stock after the Reverse Stock Splits will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Stock Splits, and the market price per post- Reverse Stock Splits share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Splits may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks.

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Even if we effect the Reverse Stock Splits, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Splits. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Splits is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Splits. Even if the market price per post- Reverse Stock Splits share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

The Reverse Stock Splits may decrease the liquidity of our Common Stock. The liquidity of our Common Stock may be harmed by the Reverse Stock Splits given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Splits, particularly if the stock price does not increase as a result of the Reverse Stock Splits. In addition, investors might consider the increased proportion of unissued authorized shares of Common Stock to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Reverse Stock Splits to have any anti-takeover effects.

Principal Effects of the Reverse Stock Splits

Common Stock. If a Reverse Stock Split is implemented, subject to the conditions set out in this Information Statement, the Company will file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. Except for adjustments that may result from the treatment of fractional shares as described below, the issued and outstanding shares of Common Stock immediately prior to the Effective Date will automatically be converted, as of the Effective Date, into a lesser number of shares of Common Stock based on the exchange ratio within the approved range determined by the Board. In addition, proportional adjustments will be made to the maximum number of shares of Common Stock issuable under, and other terms of, (i) our equity incentive plans, and (ii) the number of shares of Common Stock issuable under, and the exercise prices of, our outstanding convertible and exercisable securities.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described below, because the Reverse Stock Splits would apply to all issued shares of our Common Stock, the Reverse Stock Splits would not alter the relative rights and preferences of our existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. For example, a holder of two percent (2%) of the voting power of our outstanding securities immediately prior to the effectiveness of the Reverse Stock Splits will generally continue to hold two percent (2%) of the voting power of our outstanding securities immediately after the Reverse Stock Splits. Moreover, the number of stockholders of record of shares of Common Stock will not be affected by the Reverse Stock Splits. The amendment to the Certificate of Incorporation itself to solely effect the Reverse Stock Splits would not change the number of authorized shares of Common Stock or the par value of the Common Stock. The Reverse Stock Splits will have the effect of creating additional unreserved shares of our authorized Common Stock. Although at present we have no current arrangements or understandings providing for the issuance of the additional shares of Common Stock that would be made available for issuance upon effectiveness of the Reverse Stock Splits (other than pursuant to the terms of anti-dilution features in outstanding securities), these additional shares of Common Stock may be used by us for various purposes in the future without further stockholder approval, including, among other things:

•	raising capital to fund our operations and to continue as a going concern;

•	establishing strategic relationships with other companies;

•	providing equity incentives to our employees, officers or directors; and

•	expanding our business or product lines through the acquisition of other businesses or products.

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While the Reverse Stock Splits will make additional shares of Common Stock available for the Company to use in connection with the foregoing, the primary purpose of the Reverse Stock Splits is to increase our stock price in order to comply with the Minimum Bid Price Requirement in the event such requirement is not satisfied.

Effect on Employee Plans, RSAs, RSUs and Convertible or Exchangeable Securities. Our equity incentive plan consists of the Onfolio Holdings Inc.’s 2020 Stock Incentive Plan, as amended (the “Plan”). Pursuant to the terms of the Plan, the Board or a committee thereof, as applicable, will adjust the number of shares of Common Stock available for future grant under the Plan, the number of shares of Common Stock underlying outstanding awards (including RSAs and RSUs), and other terms of outstanding awards issued pursuant to the Plan to equitably reflect the effects of the Reverse Stock Splits. Based upon the Reverse Stock Splits ratio determined by the Board, proportionate adjustments are also generally required to be made to the per share exercise or conversion prices, as applicable, and the number of shares of Common Stock issuable upon the exercise or conversion, as applicable, of outstanding convertible or exchangeable securities that may entitle the holders thereof to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such outstanding convertible or exchangeable securities upon exercise or conversion, as applicable, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Splits as was the case immediately preceding the Reverse Stock Splits. The number of shares of Common Stock subject to RSAs and RSUs will be similarly adjusted, subject to our treatment of fractional shares of Common Stock. The number of shares of Common Stock reserved for issuance pursuant to these securities and our Plan will be adjusted proportionately based upon the Reverse Stock Splits ratio determined by the Board, subject to our treatment of fractional shares of Common Stock.

Effect on Options and Warrants. Based upon the Reverse Stock Splits ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise immediately following the Reverse Stock Splits as was the case immediately preceding the Reverse Stock Splits. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Splits ratio.

Listing. Our shares of Common Stock currently trade on the Nasdaq Capital Market. The Reverse Stock Splits will directly affect the listing of our Common Stock on the Nasdaq Capital Market, and we believe that the Reverse Stock Splits could potentially increase our stock price, facilitating compliance with the Minimum Bid Price Requirement. Following the Reverse Stock Splits, we intend for our Common Stock to continue to be listed on the Nasdaq Capital Market under the symbol “ONFO,” subject to our ability to continue to comply with Nasdaq Rules, although our Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

“Public Company” Status. Our Common Stock is currently registered under Sections 12(b) and 12(g) of the Exchange Act, and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Splits will not affect our status as a public company or this registration under the Exchange Act. The Reverse Stock Splits is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Odd Lot Transactions. It is likely that some of our stockholders will own “odd-lots” of less than 100 shares of Common Stock following the Reverse Stock Splits. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares of Common Stock following the Reverse Stock Splits may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of Common Stock.

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Authorized but Unissued Shares; Potential Anti-Takeover Effects. The Certificate of Incorporation presently authorizes 50,000,000 shares of Common Stock and 1,000,000 shares of “blank check” preferred stock, par value $0.001 per share. The Reverse Stock Splits would not change the number of authorized shares of Common Stock or the par value per share of the Common Stock, although the Reverse Stock Splits would decrease the number of issued and outstanding shares of Common Stock. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares of Common Stock remaining available for issuance by us in the future would increase.

Such additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as issuances of Common Stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares of Common Stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares of Common Stock for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware law and Nasdaq Rules. If we issue additional shares of Common Stock for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of our Common Stock that would become available for issuance upon an effective Reverse Stock Splits could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares of Common Stock over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares of Common Stock to issued shares of Common Stock could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Splits is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Effect on Registered “Book-Entry” Holders of our Common Stock

Holders of Common Stock hold some or all of their Common Stock electronically in book-entry or “street name” form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered Common Stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Fractional Shares

We will not issue fractional shares on an individual level in connection with the Reverse Stock Splits. Instead, stockholders who otherwise would be entitled to receive fractional shares on a participant level because they hold a number of shares not evenly divisible by the Reverse Stock Splits ratio will automatically be entitled to receive an additional fraction on a participant level of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares. For illustration purposes, if a stockholder owns one (1) share of Common Stock in (10) ten separate accounts, and we effect a one-for-250 reverse stock split, that stockholder will receive only one (1) share of stock.

No Dissenters’ Rights

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Reverse Stock Splits, and we will not independently provide our stockholders with any such rights.

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Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Splits. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the stockholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you held pre-Reverse Stock Splits shares of Common Stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of our stockholders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of Common Stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes, or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the Reverse Stock Splits.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLITS IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock. A United States holder, as used herein, is a stockholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Common Stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Common Stock are urged to consult their tax advisors regarding the U.S. tax consequences of the Reverse Stock Splits.

The Company intends for the transaction to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, and the remainder of the disclosure assumes it will so qualify. However, the Company has not sought and will not seek any ruling from the IRS regarding any matters relating to the transaction, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a contrary position, in which case the consequences of the transaction could be materially different from those described herein.

Provided that the Reverse Stock Splits qualifies as a “reorganization,” and except for adjustments that may result from the treatment of fractional shares of Common Stock as described above, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Stock Splits shares of Common Stock for post-Reverse Stock Splits shares of Common Stock pursuant to the Reverse Stock Splits. The aggregate adjusted basis of the post- Reverse Stock Splits shares of Common Stock received will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares. The stockholder’s holding period for the post-Reverse Stock Splits shares of Common Stock will include the period during which the stockholder held the pre-Reverse Stock Splits shares of Common Stock surrendered.

Accounting Consequences

Following the Effective Date, if any, the net income or loss and net book value per share of Common Stock will be increased because there will be fewer shares of Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Splits.

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Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of Common Stock outstanding before the Reverse Stock Splits will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Splits. All shares of Common Stock underlying options, warrants, preferred stock and other securities exchangeable or exercisable for or convertible into Common Stock also automatically will be adjusted on the Effective Date.

Our transfer agent, VStock Transfer LLC, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the Reverse Stock Splits. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Splits. Certificates representing shares of Common Stock issued in connection with the Reverse Stock Splits will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of Common Stock outstanding prior to the Reverse Stock Splits. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of Common Stock outstanding before the Reverse Stock Splits would continue to be valid and would represent the adjusted number of shares of Common Stock, based on the ratio of the Reverse Stock Splits.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-Reverse Stock Splits shares of Common Stock upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the Reverse Stock Splits, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Splits for their beneficial holders holding our Common Stock in “street name.” However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the Reverse Stock Splits. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry

The Company’s registered stockholders may hold some or all of their shares of Common Stock electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

If you hold registered shares of Common Stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Splits shares of Common Stock in registered book-entry form.  If you are entitled to post-Reverse Stock Splits shares of Common Stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of shares of Common Stock that you hold.

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Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock and equity awards granted to them under our equity incentive plans.

Vote required

If a quorum is represented at the Special Meeting, this Proposal No. 1 will be approved with the affirmative vote of the majority of share present in person, by remove communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the proposal. Because a bank, broker, dealer or other nominee may generally vote without instructions on this Proposal No. 1, we do not expect any broker non-votes to result for this Proposal No. 1.

If a quorum is not represented at the Special Meeting, this Proposal No. 1 will be approved if a majority of the votes cast at the Special Meeting approves the proposal. In this case, abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal No. 1.

Voting Recommendation

The Board unanimously recommends a vote “FOR” Proposal 1.

THE BOARD RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLITS PROPOSAL.

PROPOSAL TWO

TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK UPON

EXERCISE OF CERTAIN CONVERTIBLE NOTES

The Notes

On November 17, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”), pursuant to which the Company sold to the Purchasers certain convertible promissory notes (the “Notes”) in an aggregate principal amount of $6,000,000 maturing on November 17, 2027, which are convertible into common stock of the Company subject to certain conditions more fully described in the Notes. Subject to the terms and conditions of the Purchase Agreement, the Company may require each Buyer to participate in one or more additional closings for the purchase by such Buyer and the sale by the Company, of (a)with respect to the First Additional Closing (as defined below), additional Notes in the aggregate original principal amount of $2,000,000, or such other amount as the Company and each Buyer shall mutually agree in writing (such closing of the purchase of such Notes, the “First Additional Closing”), and (b) with respect to any Subsequent Additional Closing (as defined below), Notes with an aggregate original principal amount for all Subsequent Additional Closings not to exceed $292,000,000, or such other amount as the Company and each Buyer shall mutually agree in writing (each such closing of the purchase of such Notes, a “Subsequent Additional Closing”).

The Notes are convertible (in whole or in part) at any time on or following the November 17, 2025 into such number of shares of Common Stock as shall be determined by dividing (x) that portion identified by the Purchaser of (A) the outstanding principal amount, plus (B) accrued and unpaid interest (including any late fees owed)with respect to such outstanding principal amount of such Purchaser’s Note and any other amounts owing under such Note or other Transaction Documents (as defined in the Notes) by (y) $0.984 (the “Conversion Price”), which Conversion Price is subject to various adjustment mechanisms, including floor price provisions, as set forth therein.

As of January 22, 2026, the aggregate outstanding balance of the Notes was $6,000,000 and the aggregate number of shares of the Company’s Common Stock issuable upon conversion of the Notes is 6,122,449 shares based on the current floor price of the Notes. However, because, among other reasons, the conversion price of the Notes is adjustable, the Company cannot guarantee the number of shares of Common Stock that it may issue to the Purchasers pursuant to the Notes.

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The Notes may not be converted and shares of Common Stock may not be issued under Notes if, after giving effect to the conversion or issuance, such Purchaser (together with its affiliates, if any) would beneficially own in excess of 4.99% of our outstanding shares of our Common Stock, which we refer to herein as the “Note Blocker”. The Note Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the applicable Purchaser of Notes, except that any raise will only be effective upon 61 days’ prior notice to us.

The information set forth in this Proposal is qualified by the terms of the Purchase Agreement and the Notes, which are described in, and forms of which are included as exhibits to, our Current Report on Form 8-K filed with the SEC on November 19, 2025.

Effect of Issuance of Additional Securities

Each additional share of Common Stock that would be issuable to the Investor would have the same rights and privileges as each share of our currently outstanding Common Stock. The issuance of shares of Common Stock to the Purchasers will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our shares of Common Stock issuable to the Purchasers could adversely affect prevailing market prices of our shares of Common Stock.

Nasdaq Marketplace Requirements and the Necessity of Stockholder Approval

The Common Stock is currently listed on the Nasdaq Global Market and, as such, the Company is subject to the Nasdaq Rules. Nasdaq Rule 5635(d) requires the Company to obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding prior to such issuance where the price of the Common Stock to be issued is below the “Minimum Price.” “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Shares of Common Stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value.

The Company is therefore seeking stockholder approval of the issuance of shares of Common Stock issuable pursuant to the Notes in an amount that would exceed 19.99% of the total outstanding shares prior to the issuance of the Notes.

Effect on Current Stockholders if the Notes Proposal is Not Approved

The Company is not seeking the approval of its stockholders to authorize its entry into the Purchase Agreement, the Notes, or any related documents, as the Company has already done so and such documents already are binding obligations of the Company. The failure of the Company’s stockholders to approve the Notes Proposal will not negate the existing terms of the documents, which will remain binding obligations of the Company.

In the event the Company does not obtain stockholder approval of this Proposal, the Company will be unable to issue more than 19.99% of the Company’s outstanding shares of Common Stock to the Purchasers pursuant to the terms of the Notes. If we are unable to obtain stockholder approval for the Notes Proposal, we are required to hold additional Special Meetings at least once every sixty (60) days until such stockholder approval is obtained, which would require significant additional Company resources, including use of available working capital associated with holding one or more Special Meetings to seek such approval. In addition, the failure to deliver shares of Common Stock pursuant to a conversion notice under the Notes may constitute an event of default, which may obligate the Company to pay the Purchasers of the Notes 120% of the outstanding principal amount under their Note, plus accrued interest and all other amounts owing in respect of such Note.

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Our ability to successfully implement our business plans and growth strategy and ultimately maximize value for our stockholders is dependent upon our ability to satisfy our ongoing business needs and growth strategy, which we believe would be significantly and adversely affected if our stockholders fail to approve this Proposal. If we are required to repay our obligations under the Purchase Agreement and Notes in cash rather than shares of our Common Stock, we may not have the capital necessary to fully satisfy our ongoing business needs and growth strategy, the effect of which would materially and adversely impact future operating results, and result in a delay to or materially and adversely affect our business plans and growth strategy.  The pricing and terms of the offering were agreed upon by the investors based on obtaining stockholder approval.  Accordingly, the failure of our stockholders to approve this Proposal may require the Company to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, if we cannot demonstrate to investors that we are able to obtain stockholder approval and which may result in the incurrence of significant additional transaction expenses.

Additional Information

This summary is intended to provide you with basic information concerning the Notes. The full text of each of the form of the Notes and Purchase Agreement were filed as exhibits to our Current Report on Form 8-K filed with the SEC on November 19, 2025.

Vote required

If a quorum is represented at the Special Meeting, this Proposal No. 2 will be approved with the affirmative vote of the majority of share present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the proposal. Because a bank, broker, dealer or other nominee may generally vote without instructions on this Proposal No. 2, we do not expect any broker non-votes to result for this Proposal No. 2.

If a quorum is not represented at the Special Meeting, this Proposal No. 2 will be approved if a majority of the votes cast at the Special Meeting approves the proposal. In this case, abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal No. 2.

Voting Recommendation

The Board unanimously recommends a vote “FOR” Proposal 2.

THE BOARD RECOMMENDS A VOTE “FOR” THE NOTES PROPOSAL.

PROPOSAL THREE: ADJOURNMENT PROPOSAL

TO APPROVE ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT

General

In addition to the Reverse Stock Splits Proposal and Notes Proposal, our stockholders are also being asked to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the Reverse Stock Splits Proposal and/or Notes Proposal, if there are insufficient votes at the time of such adjournment to approve and adopt any or all of the Reverse Stock Splits Proposal and/or the Notes Proposal (the “Adjournment Proposal”). If the Adjournment Proposal is approved, the Special Meeting could be successively adjourned to another date. In addition, the Board could postpone the Special Meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their exercise at the adjourned meeting.

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Interest of Certain Persons in Matters to Be Acted Upon

No director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in this Proposal that is not shared by all of our other stockholders.

Vote Required

If a quorum is represented at the Special Meeting, this Proposal No. 3 will be approved with the affirmative vote of the majority of share present in person, by remove communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the proposal. Because a bank, broker, dealer or other nominee may generally vote without instructions on this Proposal No. 3, we do not expect any broker non-votes to result for this Proposal No. 3.

If a quorum is not represented at the Special Meeting, this Proposal No. 3 will be approved if a majority of the votes cast at the Special Meeting approves the proposal. In this case, abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal No. 3.

OUR BOARD RECOMMENDS A VOTE “FOR” ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE REVERSE STOCK SPLITS PROPOSAL IF THERE ARE NOT SUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE AND ADOPT THE REVERSE STOCK SPLITS PROPOSAL.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

PROPOSAL FOUR

TO APPROVE THE AUTHORIZED SHARE BY AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK BY 300,000,000 SHARES

Our Restated Certificate of Incorporation, as amended to date, currently authorizes the issuance of 55,000,000 shares of capital stock, consisting of 50,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares of preferred stock have been designated by our Board as Series A preferred stock. We have proposed to increase the authorized shares of Common Stock from 50,000,000 shares of Common Stock to 300,000,000 shares of Common Stock and, in order to effect this change, the total number of shares of capital stock authorized in the Restated Certificate of Incorporation, as amended, would correspondingly increase from 55,000,000 to 305,000,000 (the “Charter Amendment”). The Charter Amendment would not change the total number of authorized shares of Preferred Stock.

On January 22, 2026, our Board of Directors voted unanimously to recommend to the stockholders that the Restated Certificate of Incorporation, be amended to increase the number of shares of Common Stock authorized for issuance to 300,000,000 shares. Under Delaware corporate law, we are required to obtain approval from stockholders to amend the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance. If the Charter Amendment is approved by the stockholders at the Special Meeting, the Charter Amendment will be effective upon the filing of a certificate of amendment setting forth such amendment with the Secretary of State of the State of Delaware (or at such later time as may be specified therein), which filing is expected to occur promptly after the Special Meeting. The full text of the form of the Charter Amendment, which would replace the first paragraph of Article V of the Company's Restated Certificate of Incorporation in its entirety, is attached as Appendix B to this proxy statement.

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Purpose of the Amendment

The primary purpose of the Charter Amendment is to facilitate a stock split of the Common Stock in the form of a stock dividend (the “Stock Split”). As of the Record Date, the Company has 5,868,165 shares of Common Stock outstanding, and the current number of authorized shares of Common Stock is 50,000,000, which would be insufficient to effectuate a 50-for-1 Stock Split. Our Board of Directors intends to approve a Stock Split, subject to and contingent upon stockholder approval of the Charter Amendment. The approval of a Stock Split, including the size of the Stock Split, will be determined following stockholder approval; as of the date hereof, the Board currently intends to pursue a 50-for-1 Stock Split.

In light of the recent historical trading price of the Company’s Common Stock, which has increased significantly within the last three years, our Board of Directors has carefully considered whether a stock split of the Company's Common Stock in the form of a stock dividend may be appropriate. However, without an increase in our authorized shares, there would likely not be enough authorized shares of Common Stock to effect one or more meaningful splits of our Common Stock. Assuming the Charter Amendment is approved at the Special Meeting, the decision by the Board of Directors whether to approve the Stock Split following the Special Meeting, including the size of the Stock Split, will depend upon various factors at the time including, but not limited to, the then-current trading price of the Company’s Common Stock, our financial condition including stockholders’ equity and results of operations, capital requirements, domestic and international market conditions, and general economic conditions, and any other factors deemed relevant by our Board. As of the date hereof, the Board currently intends to pursue a 50-for-1 Stock Split.

Even if the proposal to amend the Restated Certificate of Incorporation to increase the authorized Common Stock is approved by stockholders at the Special Meeting, the Board of Directors may, in its discretion, determine to not approve a stock split of the Company’s Common Stock in the near future, or at all, based on the factors identified above or otherwise.

In addition to having sufficient authorized shares to effect the Stock Split, the Board of Directors believes that it is important to have available for issuance a number of authorized shares of Common Stock that will be adequate to provide for future stock issuances to meet future corporate needs. The additional authorized shares would also be available for issuance from time to time in the discretion of the Board of Directors, without further stockholder action except as may be required for a particular transaction by law or the rules and regulations of The Nasdaq Stock Market LLC. The shares of Common Stock would be issuable for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of either equity or convertible debt, stock dividends, stock splits, or issuances under current and future stock plans. The Board of Directors believes that these additional shares will provide us with needed flexibility to issue shares in the future without the potential expense and delay associated with obtaining stockholder approval for a particular issuance. Except to the extent of our existing obligations on the date of mailing of this proxy statement and the potential stock split discussed above, we do not currently have any plans, understandings or agreements for the issuance or use of the additional shares of Common Stock to be approved under this proposal.

Rights of Additional Authorized Shares

The authorization of additional shares of Company Stock will not, by itself, have any effect on the rights of present stockholders. Any such additional authorized shares of Common Stock, if and when issued, would be part of the Company’s existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock currently outstanding.

Potential Adverse Effects of Amendment

Future issuances of Common Stock could have a dilutive effect on the Company’s earnings per share, book value per share and the voting power and interest of current stockholders. In addition, the availability of additional shares of Common Stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of the Company or inhibit the removal of incumbent management. For example, the issuance of the newly authorized shares of Common Stock could be used to deter or prevent a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more costly. However, the Board of Directors is not aware of any third-party attempts to assume control of the Company and has not presented this Proposal No. 4 with the intent that it be utilized as an anti-takeover device or to inhibit the removal of incumbent management.

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Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in the proposal as a result of their ownership of shares of our Common Stock. However, we do not believe that our officers or directors have interests in the proposal that are different from or greater than those of any of our other stockholders.

Stock Incentive Plans

Upon completion of the Charter Amendment and to the extent the Board of Directors were to authorize a stock split, the number of shares of our Common Stock subject to our existing equity incentive plans, as well as the number of shares subject to outstanding awards shall be likewise adjusted.

Effectiveness of Amendment

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company expects to file promptly after the Special Meeting. If the proposed amendment is not approved by the Company’s stockholders, the number of authorized shares of Common Stock will remain unchanged.

Required Vote

The affirmative vote of the majority of the outstanding shares of Common Stock entitled to vote thereon will be necessary to approve the amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 55,000,000 to 305,000,000 shares, consisting of 300,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

Any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against this proposal. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 300,000,000 SHARES.

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APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

ONFOLIO HOLDINGS INC.

Onfolio Holdings Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is Onfolio Holdings Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended, and any amendments thereto (the “Certificate of Incorporation”), last amended by a certificate of amendment to the Certificate of Incorporation filed with the Secretary of State on [●], 2026.

THIRD: Article Fourth of the Certificate of Incorporation is hereby amended by inserting the following previous below the last sentence in Article Fourth of the Certificate of Incorporation:

“Upon the filing of this Amendment with the Secretary of State of the State of Delaware (the “2026 Effective Time”), each [___(__)] outstanding shares of Common Stock outstanding immediately prior to the Effective Time (the “2026 Old Common Stock”) shall be combined and converted into one (1) share of Common Stock (the “2026 New Common Stock”) based on a ratio of one share of 2026 New Common Stock for each [___(__)] shares of 2026 Old Common Stock (the “2026 Reverse Split Ratio”) in one or more events (the “2026 Reverse Split”). This 2026 Reserve Split of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which shall remain as set forth under this Article Fourth.

The 2026 Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of 2026 New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of 2026 New Common Stock shall be deliverable upon the 2026 Reverse Split, all of which shares of 2026 New Common Stock be rounded up to the nearest whole number of such shares. All references to “Common Stock” in these Articles shall be to the 2026 New Common Stock.

The 2026 Reverse Split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis, except that the 2026 Reverse Split will be effectuated on a certificate-by-certificate basis for shares held by registered holders. For shares held in certificated form, certificates dated as of a date prior to the 2026 Effective Time representing outstanding shares of 2026 Old Common Stock shall, after the 2026 Effective Time, represent a number of shares of 2026 New Common Stock as is reflected on the face of such certificates for the 2026 Old Common Stock, divided by the 2026 Reverse Split Ratio and rounded up to the nearest whole number. The Corporation shall not be obligated to issue new certificates evidencing the shares of 2026 New Common Stock outstanding as a result of the 2026 Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the 2026 Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of New York Time on the date written below.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this [●] day of [●], 2026.

ONFOLIO HOLDINGS INC..

By:
Dominic Wells
Director and Chief Executive Officer

A-1

Appendix B

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ONFOLIO HOLDINGS INC.

Pursuant to Section 242 of the General Corporation Law

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of ONFOLIO HOLDINGS INC., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by deleting all of the text in the first paragraph of Article V and replacing it with the following in substitution therefor:

The total number of shares of stock which the Corporation shall have authority to issue is 305,000,000; of such shares the number of common shares which the Corporation shall have authority to issue is 300,000,000, par value $0.001 per share (“Common Stock”), and the number of preferred shares which the Corporation shall have authority to issue is 5,000,000, par value $0.001 per share (“Preferred Stock”).

SECOND: That thereafter a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were vote in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this [●] day of [●], 2026.

ONFOLIO HOLDINGS INC.

By:
Name:
Title:

B-1